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                                                                  Exhibit 10.1

                           STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of February 26, 1998 by and between Integra LifeSciences Corporation, a Delaware corporation ("Integra"), and Century Medical, Inc., a Japanese corporation (the "Purchaser").

         WHEREAS, Integra desires to sell, and the Purchaser desires to purchase, the Preferred Shares (as such term is hereinafter defined) on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  DEFINITIONS

         For all purposes of this Agreement, unless otherwise expressly provided, (a) the terms defined in this Definitions section have the meanings assigned to them herein and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned under generally accepted accounting principles in the United States, (c) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (d) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (e) the words "herein", "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         As used in this Agreement, the following definitions shall apply:

         "Action" means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

         "Business" means the business of Integra and shall be deemed to include any of the following incidents of such business: income, operations, condition (financial or other), assets, properties and liabilities.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the Common Stock, $0.01 par value, of Integra.

         "Contract" means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing.


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         "Encumbrance" means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable United States federal or state securities law.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

         "Governmental Entity" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government of or within the United States, whether federal, state or local.

         "Law" means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity and any Order.

         "Loss" means any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, whether foreseeable or unforeseeable, including but not limited to, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by the specified Person.

         "Order" mans any decree, injunction, judgement, order, ruling, assessment or writ of any Governmental Entity.

         "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization including a Governmental Entity.

         "SEC" means the Securities and Exchange Commission or any successor entity.

         "SEC Reports" has the meaning set forth in Section 2.6.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" means any Person in which Integra has a direct or indirect equity ownership interest in excess of 50%.

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SECTION I.  PURCHASE AND SALE OF THE PREFERRED SHARES; CLOSING

                     1.1 Purchase and Sale of Preferred Shares. Subject to the terms and conditions of this Agreement, the Purchaser shall purchase 500,000 shares of Integra's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares") for a total purchase price of $4,000,000, in a maximum of two (2) installments as follows:

                             (a) the Purchaser agrees to purchase at the First
Closing (as defined in Section 1.2(a)), and Integra agrees to sell and issue to the Purchaser at the First Closing, at least 250,000 Preferred Shares at the purchase price of $8.00 per share (the "Share Price");

                             (b) the Purchaser agrees to purchase at the Second
Closing (as defined in Section 1.2(b)), and Integra agrees to sell and issue to the Purchaser at the Second Closing, the balance of the Preferred Shares not purchased at the First Closing, at the Share Price; and

                             (c) the Preferred Shares shall have the rights,
preferences, privileges and restrictions set forth in the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock to Integra's Certificate of Incorporation attached hereto as Exhibit A (the "Certificate of Designation"), which shall be filed by Integra with the Secretary of State of the State of Delaware prior to the First Closing. The term "Conversion Shares," as used herein, means the shares of Common Stock of Integra issuable upon conversion of the Preferred Shares.

                     1.2 Closing. As used herein, a "Closing" shall mean the closing of the issuance and sale of the Preferred Shares to the Purchaser hereunder, and the "Closing Date" shall mean the date on which such Closing takes place.

                             (a)    First Closing.  The closing of the issuance
and sale of the Preferred Shares to the Purchaser pursuant to Section 1.1(a) (the "First Closing") hereunder shall be held anytime during the period beginning April 1, 1998 and ending on April 30, 1998 ("First Closing Period") at the offices of Integra, 105 Morgan Lane, Plainsboro, New Jersey 08536 at
10:00 a.m., on such date during the First Closing Period as may be mutually agreed upon by Integra and the Purchaser. At the First Closing, Integra shall deliver to the Purchaser a certificate representing the Preferred Shares being purchased against payment of the Purchase Price therefor by check or wire transfer pursuant to wiring instructions given to Purchaser in writing by Integra as soon as practicable following the date hereof.

                             (b)  Second Closing.  The closing of the issuance
and sale of the Preferred Shares to the Purchaser pursuant to Section 1.1(b) (the "Second Closing") hereunder shall be held anytime during the period beginning on the day after the First Closing Date and ending on June 30, 1998 (the "Second Closing Period") at the offices of

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Integra, 105 Morgan Lane, Plainsboro, New Jersey 08536 at 10:00 a.m., on such date during the Second Closing Period as may be mutually agreed upon by Integra and the Purchaser. At the Second Closing, Integra shall deliver to the Purchaser a certificate representing the Preferred Shares being purchased against payment of the Purchase Price therefor by check or wire transfer pursuant to wiring instructions given to Purchaser in writing by Integra as soon as practicable following the date hereof.

                     1.3     Share Adjustment.

                             (a)  Subject to Section 1.3(b), if (i) Integra
sells shares of its Series A Convertible Preferred Stock to any Person other than the Purchaser (a "Subsequent Sale") for aggregate consideration at or above $1,000,000 and at a price per share (the "Subsequent Sale Price") of less than $8.00, and (ii) the price per share of Series A Convertible Preferred Stock is less than 1.6 times the average closing price of Integra's Common Stock for the 10 trading days immediately prior to the Subsequent Sale (equitably adjusted for any subdivision or combination of Integra's Common Stock) (the "Average Closing Price"), then Integra shall issue and deliver to Purchaser, without additional consideration, a number of shares of Integra's Series A Convertible Preferred Stock ("Adjustment Shares") equal to the difference between (x) $4,000,000 divided by the Adjusted Purchase Price (as defined herein), and (y) 500,000. "Adjusted Purchase Price" means the product of $5.00 times the Subsequent Sale Price divided by the Average Closing Price. Any such Adjustment Shares shall be delivered by Integra to the Purchaser on the later of (i) the date of the Second Closing and (ii) five business days after the date of the Subsequent Sale.

                             (b) Purchaser's right to obtain the price
adjustment set forth in Section 1.3(a) shall expire on the earlier of (i) June 30, 1998, (ii) the date on which Integra sells shares of its Series A Convertible Preferred Stock for aggregate consideration at or above $3,000,000 to any Person other than the Purchaser at a price per share at or above $8.00 and (iii) the date immediately following the date of issuance by Integra to Purchaser of any Adjustment Shares pursuant to Section 1.3(a).

SECTION II.  REPRESENTATIONS AND WARRANTIES OF INTEGRA

                     Integra represents and warrants to the Purchaser as follows:

                     2.1 Corporate Organization. Integra is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Integra and each Subsidiary has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Integra and each Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where its

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failure so to qualify to be licensed would not have a material adverse effect on Integra or such Subsidiary.

                     2.2 Capitalization. On the date hereof, the authorized capital stock of Integra consists of 60,000,000 shares of Common Stock, and 15,000,000 shares of Preferred Stock, par value $.01 per share. Upon the filing of the Certificate of Designation with the Secretary of State of Delaware, 2,000,000 shares of Integra's Preferred Stock shall be designated as "Series A Convertible Preferred Stock" and 13,000,000 shares of Integra's Preferred
Stock shall be undesignated. As of the date hereof, 29,903,082 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. Except as stated in the SEC Reports and except for certain commitments to issue Preferred Stock previously disclosed to the Purchaser, there are no existing subscriptions, options, warrants, calls, commitments, agreements, conversion or other rights of any character (contingent or otherwise) to purchase or otherwise acquire from Integra at any time, or upon the happening of any stated event, any shares of the capital stock of Integra.

                     2.3 Authorization. Integra has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement") and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Integra, which authorization remains in full force and effect and has not been modified or amended by any subsequent action of such Board of Directors, and no other corporate actions or proceedings on the part of Integra are necessary to authorize this Agreement and the Registration Rights Agreement or the transactions contemplated hereby and thereby. The transactions contemplated hereby will not violate any of the provisions of Integra's Amended and Restated Certificate of Incorporation or By-Laws, as amended. This Agreement and the Registration Rights Agreement will constitute the valid and binding obligations of Integra, each enforceable in accordance with its respective terms, except to the extent that enforceability may be limited by equity, bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors and to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable United States federal or state securities laws.

                     2.4 No Violation. Except for filings under United States federal and state securities laws, no permit, consent, approval, authorization of or declaration to or filing with any Governmental Entity or other Person, not made or obtained, is required in connection with the execution and delivery of this Agreement or the Registration Rights Agreement or the offering and issuance of the Preferred Shares and Conversion Shares. The execution, delivery and performance of this Agreement and the Registration Rights Agreement will not

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violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, law, ordinance or regulation to which any property of Integra is subject or by which Integra is bound or result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of and kind whatsoever upon, or give to any other Person any interest or right in or with respect to, any of the properties, assets, business, agreements or contracts of Integra.

                     2.5 Good Title: Valid Issuance of Securities. Upon consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, the Purchaser will acquire good title to the Preferred Shares. The Preferred Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and applicable United States federal and state securities laws. The Conversion Shares have been duly and validly authorized and reserved for issuance (and no further corporate or other action is required for the issuance of the Preferred Shares or Conversion Shares contemplated by this Agreement) and, upon issuance in accordance with the terms of the Certificate of Designation, shall be duly and validly issued, fully paid and nonassessable.

                     2.6     SEC Reports.  The Common Stock is registered under
Section 12 of the Exchange Act. Integra has provided to Purchaser a true and complete copy (without exhibits) of all reports filed by Integra with the Securities and Exchange Commission pursuant to Sections 13(a) and 14(a) of the Exchange Act since November 1, 1997 (collectively, the "SEC Reports"). None of the SEC Reports as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the audited consolidated financial statements and unaudited consolidated interim financial statements of Integra included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis for the dates and during the periods involved (except as otherwise stated in such financial statements or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present the consolidated financial position, results of operations and cash flows of Integra as of the dates thereof and for the periods indicated therein (subject, in the case of any unaudited interim financial statements, to normal year end audit adjustments). Integra does not have any liability or obligation, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due), which is of a nature required under GAAP applied on a consistent basis to be included in a consolidated balance sheet or disclosed in the notes thereto, except such liabilities and obligations which (i) are recorded in the most recent balance sheet included in the SEC Reports or (ii) were incurred after the date of such balance sheet in the ordinary course of business. There has been no material adverse change in the

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Business since December 31, 1997 other than Integra's plan to close its West
Chester, Pennsylvania facility during 1998.

                     2.7 Private Placement. Subject to the truth and accuracy of the Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Preferred Shares and the Conversion Shares, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and from the qualification requirements of applicable United States federal and state securities laws.

                     2.8 Legal Matters. Except as disclosed in the SEC Reports, (i) there is no Order or Action pending or, to the best knowledge of Integra, threatened against or affecting Integra or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or if determined adversely to the interest of Integra might reasonably be expected to have a material adverse effect on Integra, the Business, on Integra's ability to perform this Agreement, or on any aspect of the transactions contemplated by this Agreement, and (ii) Integra is not in violation of any Laws, the effect of which violation would be materially adverse to the Business.

                     2.9 Insurance. There is in full force and effect insurance coverage on the assets, properties, premises, operations and personnel of Integra in such amounts and against such risks and losses as in the opinion of Integra is adequate in all material respects for the business engaged in by Integra. All such insurance policies are in full force and effect, and Integra has not received a notification with respect to any material policies of their cancellation or that they will not be renewed or that the insurance carrier insuring same has placed any condition on renewal or cancellation which would make the renewal or cancellation onerous.

SECTION III.         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                     The Purchaser understands that the Preferred Shares will not be registered under the Securities Act on the grounds that the sale of such securities to the Purchaser is exempt pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act, and that the reliance of Integra on such exemptions is predicated in part on the Purchaser's representations, warranties, covenants and acknowledgements set forth in this
Section 3.

                     3.1 Corporate Organization. The Purchaser is a corporation duly organized and validly existing under the laws of Japan.

                     3.2 Authorization. The Purchaser has all requisite corporate power and authority to enter into the Agreement and the Registration Rights Agreement and to carry out its obligations hereunder and thereunder and to purchase the Preferred Shares and Conversion

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Shares. The execution and delivery by the Purchaser of this Agreement and the
Registration Rights Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser, which authorization remains in full force and effect and has not been modified or amended by any subsequent action of such Board of Directors, and no other corporate actions or proceedings on the part of the Purchaser are necessary to authorize this Agreement and the Registration Rights Agreements or the transactions contemplated hereby or thereby. The transactions contemplated hereby will not violate the provisions of Purchaser's charter documents. This Agreement and the Registration Rights Agreement will constitute the valid and legally binding obligations of the Purchaser, each enforceable in accordance with its respective terms, except to the extent that enforceability may be limited by equity, bankruptcy, insolvency and other laws of general applications affecting the rights and remedies of creditors and to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                     3.3 No Violation. The execution, delivery and performance by the Purchaser of this Agreement and any related agreements or contemplated transactions will not violate or constitute a breach or default (whether upon lapse of time and/or occurrence of any act or event or otherwise) under the charter documents of the Purchaser, any Law to which the Purchaser is subject, or any Contract to which the Purchaser is a party that is material to the financial condition, results of operations or conduct of the business of the Purchaser.

                     3.4 Purchase for Own Account. This Agreement and the Registration Rights Agreement are made with Purchaser in reliance upon the Purchaser's representation to Integra that the Preferred Shares (or the Conversion Shares) to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, and the Purchaser will not distribute the Preferred Shares or Conversion Shares in violation of the Securities Act. The Purchaser further represents that it does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third person with respect to any of the Preferred Shares (or the Conversion Shares). The Purchaser has not been formed for the specific purpose of acquiring the Preferred Shares (or the Conversion Shares).

                     3.5 Disclosure of Information. The Purchaser has had an opportunity to review all the information it considers material for deciding whether to acquire the Preferred Shares (and the Conversion Shares) and to discuss Integra's business, management, financial affairs and the terms and conditions of the offering of the Preferred Shares with Integra's management and has had an opportunity to review Integra's facilities.

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                     3.6     Restricted Securities.  The Purchaser understands
that the Preferred Shares (and the Conversion Shares) have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Preferred Shares (and the Conversion Shares) are characterized as "restricted securities" under United States federal securities laws inasmuch as they are being acquired from Integra in a transaction not involving a public offering and that under such laws and applicable regulations such Preferred Shares (and the Conversion Shares) may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Preferred Shares (and the Conversion Shares) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware that, except as provided in the Registration Rights Agreement, Integra is not obligated to register under the Securities Act any sale, transfer or other disposition of the Preferred Shares or the Conversion Shares.

                     3.7 No Public Market. The Purchaser understands that no public market now exists for the Preferred Shares, and that Integra has made no assurances that a public market will ever exist for the Preferred Shares.

                     3.8 Legends. The Purchaser understands that the Preferred Shares (and the Conversion Shares), and any securities issued in respect thereof or exchanged therefor, may bear one or all of the following legends:

                             (a)    "THE SECURITIES REPRESENTED BY THIS CERTIFI-
CATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

                             (b) Any legend required by the laws (including,
without limitation, the Blue Sky laws), of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                     3.9     Accredited Investor. The Purchaser represents that:
(a) it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; (b) its financial situation is such that it can afford to bear the economic risk of holding the Preferred Shares and Conversion Shares for an indefinite period of time and suffer complete loss of its investment in the Preferred Shares and Conversion Shares; and (c) its knowledge and experience in financial and business matters are such that it is capable of

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evaluating the merits and risks of its purchase of the Preferred Shares and
Conversion Shares, as contemplated by this Agreement. Purchaser represents that it has been advised by legal counsel in connection with the negotiation and execution of this Agreement.

                     3.10 No Brokers or Finders. The Purchaser has not incurred, and neither it nor Integra will incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

SECTION IV.  COVENANTS OF INTEGRA

                     4.1 Advise of Changes. Until the Second Closing Date, Integra shall promptly advise the Purchaser in writing of (i) any event known to Integra occurring subsequent to the date hereof which would render any representation or warranty of Integra contained in this Agreement, if made on or as of the date of such event or any date prior to the Second Closing Date, untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event) or (ii) any material adverse change in Integra's Business.

SECTION V.  CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

                     The Purchaser's obligations to Integra under this Agreement are subject to the fulfillment on or before each of the Closing (except as otherwise specified) of each of the following conditions unless waived by the
Purchaser:

                     5.1 Representations and Warranties. On the First and Second Closing Dates, the representations and warranties of Integra contained in
Section 2 hereof shall be true and correct in all material respects with the same effect as though made on and as of the First and Second Closing Dates, respectively, and Integra shall have so certified to the Purchaser in writing; provided that the representations and warranties contained in Section 2.2 shall be true and correct in all material respects with the same effect as though made on and as of the Second Closing Date, subject to the issuance of Preferred Shares on the First Closing Date consistent with this terms of this Agreement and issuances of shares of Common Stock between the First and Second Closing Dates.

                     5.2 Performance of Covenants. Integra shall have performed all covenants required to be performed by it under this Agreement prior to the respective Closing Date, and Integra shall have so certified to the Purchaser in writing.

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                     5.3     Registration Rights Agreement.  On the First
Closing Date, Integra shall have executed and delivered to the Purchaser the Registration Rights Agreement.

                     5.4 No Proceeding or Litigation. No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted by a party other than the Purchaser and be pending.

                     5.5 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance and sale of the Preferred Shares and the Conversion Shares pursuant to this Agreement shall be obtained and effective as of each of the Closing Dates, and no such authorizations, approvals or permits shall have imposed a condition which in the reasonable judgement of the Purchaser is unduly burdensome.

                     5.6 Certificate of Designation. The Certificate of Designation shall be in full force and effect as of each Closing Date and will not have been amended or modified.

                     5.7 Financial Statements. The Purchaser shall have received the most recent (as of such Closing Date) annual or quarterly consolidated financial statements of Integra filed with the SEC.

                     5.8 Amended and Restated Certificate of Incorporation and Bylaws. Integra shall have delivered to the Purchaser (i) a copy of its Amended and Restated Certificate of Incorporation and the Certificate of Designation, certified by the Secretary or an Assistant Secretary of Integra as of the Closing Date, and (ii) a copy of Integra's ByLaws, as amended (certified as of the First Closing Date by the Secretary or an Assistant Secretary of Integra).

SECTION VI.  CONDITIONS PRECEDENT TO INTEGRA'S OBLIGATIONS

                     The obligations of Integra to the Purchaser under this Agreement are subject to the fulfillment on or before each of the Closing Dates (unless otherwise specified), of each of the following conditions unless otherwise waived by Integra.

                     6.1 Representations and Warranties. On the First and Second Closing Dates, the representations and warranties of the Purchaser contained in Section 3 hereof shall be true and correct in all material respects with the same effect as though made on and as of such Closing Date, and the Purchaser shall have so certified to Integra in writing.

                     6.2 Performance. All of the covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior

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to the First and Second Closing Dates shall have been performed or complied with, and the Purchaser shall have so certified to Integra in writing.

                     6.3 No Proceeding or Litigation. No suit, action, or other proceeding seeking to restrain, prevent or change the transactions contemplated hereby or otherwise questioning the validity or legality of such transactions shall have been instituted by a party other than Integra and be pending.

                     6.4 Qualifications. All authorizations, approvals or permits, if any, of any Governmental Entity that are required in connection with the lawful issuance and sale of the Preferred Shares and the Conversion Shares pursuant to this Agreement shall be obtained and effective as of each of the Closing Dates.

SECTION VII. COMPLIANCE WITH SECURITIES ACT; RESTRICTIONS ON TRANSFERABILITY OF THE PREFERRED SHARES AND
                     CONVERSION SHARES

                     7.1 Compliance with Securities Act. The Preferred Shares and Conversion Shares shall not be transferable, except upon the conditions specified in this Section 6, which conditions are intended to insure compliance with the provisions of the Securities Act and applicable state securities laws in respect of any such transfer.

                     7.2 Restrictive Legends. The Preferred Shares, and each certificate representing the Preferred Shares and any Conversion Shares or other securities issued in respect of the Preferred Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 7.4 below) be stamped or otherwise imprinted with one or all of the legends set forth in
Section 3.8 hereof.

                     7.3 Restrictions on Transferability. The Purchaser shall not sell, assign, give, donate, pledge or otherwise encumber or dispose of ("Transfer") any Preferred Shares or Conversion Shares or any interest therein now held or hereafter acquired by it, except by operation of law or as provided in this Agreement. Integra shall not be required to register the Transfer of any Preferred Shares or Conversion Shares on its books unless it shall have been provided with an opinion of counsel satisfactory to it prior to such Transfer to the effect that registration under the Securities Act or any applicable state securities laws is not required in connection with the transaction resulting in such Transfer.

                     7.4 Termination of Restrictions on Transferability. The conditions precedent imposed by this Section 7 upon the transferability of the Conversion Shares shall cease and terminate when such securities shall have been registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement covering such securities, or

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when such securities are transferable in accordance with the provisions of
Rule 144 promulgated under the Securities Act. Whenever the conditions imposed by this Section 7 shall terminate as hereinabove provided with respect to any of the Conversion Shares, the holder of any such securities bearing the legends set forth in Section 3.8 as to which such conditions shall have terminated shall be entitled to receive from Integra, without expense (except for the payment of any applicable transfer tax) and as expeditiously as possible, new stock certificates not bearing such legends.

SECTION VIII.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                     The representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.5 shall survive the Closing and continue in full force and effect for a period of two (2) years thereafter. None of the covenants, agreements or the representations and warranties set forth in Sections 2.6, 2.7,
2.8 or 2.9 or Section III made herein and in the certificates delivered pursuant thereto by the parties hereto shall survive the Closing of the transactions contemplated hereunder except the payment of expenses pursuant to Section 9.3 hereof.

SECTION IX.  MISCELLANEOUS

                     9.1     Arbitration.

                             (a)    All disputes arising out of or relating to
this Agreement which cannot be settled by the parties shall promptly be submitted to and determined in arbitration in Princeton, New Jersey if initiated and brought by the Purchaser, or Tokyo, Japan if initiated and brought by Integra, by a panel of three arbitrators (unless otherwise agreed by the parties), of whom the Purchaser shall select one, Integra shall select one and the third shall be selected by the two previously selected, pursuant to the rules and regulations then obtaining of the American Arbitration Association. The decision of the arbitrators shall be final and binding upon the parties and judgement upon such decision may be entered in any court of competent jurisdiction. The party against whom an award is rendered shall pay and discharge all reasonable costs and expenses (including reasonable attorneys' fees) which are incurred by the other party in obtaining such award.

                             (b)    Discovery shall be allowed pursuant to the
intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

                             (c) Such arbitrators shall be required to apply
the contractual provisions hereof in deciding any matter submitted to it and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement.

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

                     9.2 Successors. Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of each of the parties hereto.

                     9.3 Expenses. The parties hereto shall each bear their own fees and expenses and those of their respective agents and advisors, whether or not the transactions contemplated by this Agreement are consummated.

                     9.4 Notice. Any notice or other communications required or permitted hereunder shall be deemed validly given, made or served, when delivered personally or by telecopier (except for legal process) with a copy by recognized overnight delivery service, or upon receipt by the party entitled to receive the notice when sent by registered or certified mail, postage prepaid, or by a recognized overnight delivery service, addressed as follows or to such other address or addresses or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other:

           To Integra:       Integra LifeSciences Corporation
                             105 Morgan Lane
                             Plainsboro, NJ 08536
                             Fax: (609) 799-3297
                             Attention: Stuart M. Essig
                                        President and Chief Executive Officer

           With a copy to:   John E. Stoddard III, Esq.
                             Drinker Biddle & Reath LLP
                             105 College Road East
                             Princeton, NJ 08542-0627
                             Fax: (609) 799-7000

           To the Purchaser: Century Medical, Inc.
                             1-6-4 Ohsaki
                             Shinagawa-ku, Tokyo 141
                             Japan
                             Fax: (03) 3491-0577
                             Attention:   Mr. Shunzo Saegusa
                                          Sr. Officer
                                          Medical Products Division

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

          With a copy to:    Dale M. Araki, Esq.
                             O'Melveny & Myers LLP
                             Sanbancho KB-6 Bldg.
                             6 Sanbancho
                             Chiyoda-ku, Tokyo 102
                             Japan
                             Fax: (03) 3239-2432


Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set forth above shall be deemed received three days after the date the same is postmarked, except that notice given by a recognized overnight delivery service as set forth above shall be deemed received on the business day following the date the same is sent.

                     9.5 Full Agreement. This Agreement, together with the Exhibits attached hereto or delivered herewith, including the Registration Rights Agreement, set forth the entire understanding of the parties with respect to the transactions contemplated hereby and thereby.

                     9.6 Headings. The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not be considered a part hereof.

                     9.7 Amendment. This Agreement may be modified, amended or changed only with the written consent of Integra and the Purchaser.

                     9.8 Public Announcements. Any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein shall be made at such time and in such manner as Integra and the Purchaser shall agree, provided that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

                     9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                     9.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy or such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of

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any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

                     9.11 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

                     9.12 Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement to the extent permitted by Law shall remain in full force and effect provided that the essential terms and conditions of this Agreement for both parties remain valid, binding and enforceable, and that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

                 [Remainder of page intentionally left blank.]

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                     IN WITNESS WHEREOF, each of the parties hereto has fully
executed this Agreement as of the date first set forth above.

                                       INTEGRA LIFESCIENCES CORPORATION

                                       By:/s/Andre P. Decarie
                                          -------------------
                                          Andre P. de carie
                                          Senior Vice President -- Business
                                              Development

                                       CENTURY MEDICAL, INC.

                                       By:/s/Mitsunari Suzuki
                                          -------------------
                                          Mitsunari Suzuki
                                          President and Chief Executive Officer

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